Exhibit 10.2

FIRST SUPPLEMENT TO DEED POLL INDEMNITY
This FIRST SUPPLEMENT TO DEED POLL INDEMNITY, dated July 25, 2016 (the “First Supplement”), to the Deed Poll Indemnity, dated July 1, 2010 (the “Deed Poll”), among XLIT Ltd., a Cayman Islands exempted company (the “Indemnitor”), acting unilaterally in respect of each individual who has not entered into a separate indemnification agreement with the Indemnitor but is serving as an officer, director, employee, or other executive of XL Group plc, a Irish public limited company (“Parent”) or is serving at the request of Parent as an officer, director, employee, or other executive of any other entity (including another corporation, partnership, joint venture, trust or employee benefit plan).
RECITALS:

A.	The Indemnitor entered into the Deed Poll on the terms and subject to the conditions set forth therein.

B.	The Indemnitor now desires to amend the Deed Poll as hereinafter set forth.
NOW, THEREFORE, the Indemnitor hereby declares, undertakes and agrees to amend the Deed Poll as follows:

1.	Parties.
The Preamble of the Deed Poll is amended by replacing the name of the Parent, “XL Group plc, an Irish public limited company” with “XL Group Ltd, a Bermuda exempted company”, with effect from the date of the First Supplement and XL Group Ltd shall be the Parent for all purposes under the Deed Poll from and after the date of this First Supplement.

2.	Definitions.
All capitalized terms used by not otherwise defined in this First Supplement shall have the respective meanings ascribed to such terms in the Deed Poll.

3.	Continuing Obligations.
Save as otherwise provided for in this First Supplement, the Deed Poll and all provisions thereof shall continue in full force and effect as the legal, valid and binding obligations of each of the parties thereto, enforceable in accordance with their terms. The effectiveness of this First Supplement shall not amend or modify the rights of any Indemnitee existing prior to the execution hereof.

4.	Law and Jurisdiction.
This First Supplement shall be governed by, and construed in accordance with, the laws of the Cayman Islands.

IN WITNESS WHEREOF, this First Supplement has been duly executed by the Indemnitor and shall take effect on the date first above written.
XLIT Ltd.

By:
Name:
Title: